Exhibit 10.9

AutoLotto, Inc.

Restricted Stock Grant Notice

(2015 Stock Option/Stock Issuance Plan)

The Participant has been granted an award (the “Award”) of certain shares of Common Stock (the “Shares”) of AutoLotto, Inc., a Delaware corporation (the “Corporation”), pursuant to the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan, as amended from time to time (the “Plan”), as set forth below. This Restricted Stock Award is subject to all of the terms and conditions as set forth in this restricted stock grant notice (this “Restricted Stock Grant Notice”), in the Restricted Stock Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Award Agreement will have the same definitions as in the Plan or the Restricted Stock Award Agreement. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.

Participant:	[●]
Grant Date:	[●]
Total Number of Shares:	[●]
Vesting Schedule:	As set forth in the Restricted Stock Award Agreement.

By their signatures below, the Corporation and the Participant agree that the Award is governed by this Restricted Stock Grant Notice and by the provisions of the Plan and the Restricted Stock Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of their terms and conditions.

AUTOLOTTO, INC.		PARTICIPANT

By:
	Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:	Restricted Stock Award Agreement; AUTOMATIC Sale InsTRUCTIONS; and 2015 Stock Option/Stock Issuance Plan

Attachment I

Restricted Stock Award Agreement

AUTOLOTTO, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), dated [●] (the “Grant Date”), is made by and between AutoLotto, Inc., a Delaware corporation (the “Corporation”) and [●] (the “Participant”).

1. Definitions. Capitalized terms not explicitly defined in this Agreement or in the Restricted Stock Grant Notice have the meaning set forth in the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (the “Plan”).

2. Grant of Restricted Stock. Subject to the provisions of this Agreement and the provisions of the Plan, the Corporation hereby grants (this “Grant”) to the Participant [●] restricted shares of Common Stock (the “Restricted Shares”).

3. Vesting and Forfeiture.

(i) Vesting. [●]

(iii) Termination of Service. Notwithstanding the foregoing, if the Participant’s Service ceases for any reason, all unvested Restricted Shares shall be forfeited. Upon the forfeiture of any Restricted Shares pursuant to this Section 3, the Participant shall have no further right with respect to such Restricted Shares.

4. Compliance with Laws and Regulations. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Corporation and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Grant or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel.

5. Taxes.

(i) Withholding. The Participant acknowledges and agrees that the Corporation has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares. The Corporation shall not remove the restrictive legend described in Section 8 hereof from any shares of Common Stock until it is satisfied that all required withholdings have been made. At such time as the Participant is not aware of any material nonpublic information about the Corporation or the Common Stock and the Participant is not subject to any restriction on trading activities with respect to the Common Stock pursuant to any Corporation insider trading or other policy, the Participant shall execute the instructions set forth in Attachment II attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Restricted Shares then vested, the Corporation shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Corporation. The Participant acknowledges and agrees that the Corporation has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares.

(ii) 83(b) Election. The Participant hereby acknowledges that the Participant has been advised by the Corporation to seek independent tax advice from the Participant’s advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. The Participant expressly acknowledges that the Participant is solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Corporation.

(iii) Tax Consequences. The Participant hereby agrees that the Corporation does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Participant’s tax liabilities. The Participant will not make any claim against the Corporation, or any of its officers, directors, employees or affiliates related to tax liabilities arising from the Restricted Shares or the Participant’s other compensation.

6. No Right to Employment or Service; Clawback/Forfeiture/Recoupment of Awards for Breach of Contract. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Corporation or any affiliate, or interfere with or limit in any way the right of the Corporation or an affiliate to terminate the Participant’s employment or service at any time. Notwithstanding anything to the contrary in this Agreement, if, after the Participant’s employment or service is terminated for any reason, the Participant breaches any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other similar agreement with the Corporation or any affiliate, then the Participant will forfeit any compensation, gain or other value realized on the vesting or settlement of any award granted under this Agreement or the sale or other transfer of any award granted under this Agreement and must promptly repay such amounts to the Corporation.

7. Rights as a Shareholder. The Participant shall be the record owner of the Restricted Shares unless or until such Restricted Shares are forfeited pursuant to Section 3 above or are otherwise transferred, and as record owner shall be entitled to all rights of a common shareholder of the Corporation. Any dividends paid on the Restricted Shares shall be subject to the same vesting and forfeiture restrictions as apply to the Restricted Shares.

8. Evidence of Shares; Legend. The Participant agrees that, in the Corporation’s discretion, the Participant’s ownership of the Restricted Shares may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Corporation or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth below. If, however, during the period in which the restrictions remain in place, the Restricted Shares are evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant to the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (the “Plan”) and are subject to forfeiture to AutoLotto, Inc. in accordance with the terms of the Plan and an agreement between AutoLotto, Inc. and the person in whose name the certificate is registered. These shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said agreement.”

The Participant agrees that upon receipt of any such stock certificates for the Restricted Shares the Participant shall deposit each such certificate with the Corporation, or such other escrow holder as the Board may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Corporation or such escrow holder until the applicable vesting date. Upon expiration of the applicable portion of the restrictions, a certificate or certificates representing the shares of Common Stock as to which the period of restriction has so lapsed shall be delivered to the Participant by the Corporation, subject to satisfaction of any tax obligations in accordance with Section 5 hereof; provided, that such shares of Common Stock may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

9. Transferability. The Participant may not transfer any Restricted Shares other than under the Participant’s will or as required by the laws of descent and distribution. The Restricted Shares also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the Restricted Shares in violation of the terms of this Agreement shall be null and void and unenforceable against the Corporation or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any shares of Common Stock issued hereunder that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”): (i) he will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Corporation, is exempt from such registration, and (ii) a legend will be placed on the certificates for the shares to such effect.

10. The Plan. By accepting any benefit under this Agreement, the Participant and any person claiming a benefit under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Corporation, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Board or its duly authorized designee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

11. Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles, except to the extent pre-empted by federal law.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on the Restricted Stock Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Other Plans. The Participant acknowledges that any income derived from any Restricted Shares shall not affect the Participant’s participation in or benefits under, any other benefit plan or other contract or arrangement maintained by the Corporation or any of its Affiliates.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Corporation to the Board or its duly authorized designee for review. The resolution of such dispute by the Board or its duly authorized designee shall be final and binding on the Participant and the Corporation.

15. Successors and Assigns. The Corporation may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer.

AUTOLOTTO, Inc.

Name:
Title:

The undersigned hereby acknowledges, effective as of the date first stated above, that the Participant has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

Participant:

Signature

Name

Date

ATTACHMENT II

AUTOMATIC SALE INSTRUCTIONS

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of Restricted Shares on such date shall be paid through an automatic sale of shares as follows:

(a) Upon any vesting of Restricted Shares pursuant to Section 3 hereof, the Corporation shall arrange for the sale of such number of shares of Common Stock that vest pursuant to Section 3 as is sufficient to generate net proceeds sufficient to satisfy the Corporation’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the Restricted Shares (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the net proceeds of such sale shall be delivered to the Corporation in satisfaction of such tax withholding obligations.

(b) The Participant hereby appoints the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary, and any of them acting alone and with full power of substitution, to serve as his or her attorneys in fact to arrange for the sale of the Participant’s Common Stock in accordance with this Schedule A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Schedule A.

(c) The Participant represents to the Corporation that, as of the date hereof, he or she is not aware of any material nonpublic information about the Corporation or the Common Stock and is not subject to any restriction on trading activities with respect to the Common Stock pursuant to any Corporation insider trading policy or other policy. The Participant and the Corporation have structured this Agreement, including this Schedule A, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

Participant Name:
Date:

Attachment III

2015 STOCK OPTION/STOCK ISSUANCE Plan